UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 13, 2005

EARTHFIRST TECHNOLOGIES, INCORPORATED

(Exact name of registrant as specified in charter)

Flordia	000-23897	59-3462501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2515 E Hanna Ave., Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 238-5010

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

1065 Avenue of the Americas

New York, New York 10018

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 12, 2005, Jaime Jurado resigned as President and as a member of the board of directors of Electric Machinery Enterprises, Inc., our wholly-owned subsidiary.

On September 12, 2005, the board of directors of Electric Machinery appointed Frank J. Sierra as President and as a director.

Mr. Sierra, a native of Tampa, Fl graduated from Jefferson High School in 1954 and served his electrical apprenticeship from 1955 to 1960. From 1960 to 1967, Mr. Sierra helped to develop a large electrical contracting firm working in the capacities of both Journeyman and Foreman. From 1967 to the present, Mr. Sierra has been with Electric Machinery Enterprises, Inc. Mr. Sierra has worked in every capacity from Foreman through Divisional Vice President. Commencing in 1989, and through the present, He continues to oversee all offshore electrical contracting work encompassing various Caribbean Islands and Central American projects.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHFIRST TECHNOLOGIES, INCORPORATED

Date: October 13, 2005	/s/ Leon Toups
Leon Toups
President and Chief Executive Officer

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